UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 15, 2005
CIVITAS BANKGROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-27393	62-1297760

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee	37067

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 263-9500
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an
                      Obligation under an Off-Balance Sheet Arrangement.
     On November 14, 2005, Civitas BankGroup, Inc., a Tennessee corporation (“Civitas”) gave notice to Wilmington Trust Company (“Wilmington”), as Property Trustee of Cumberland Capital Trust I (the “Trust”), of its intent to redeem on December 29, 2005, subject to the receipt of any required regulatory approval, (the “Redemption Date”) all $8,248,000 aggregate principal amount of its floating rate junior subordinated debentures due 2025 (the “Debentures”) held by the Trust and issued pursuant to the terms of that certain Junior Subordinated Indenture by and between Civitas and Wilmington dated as of December 29, 2000 (the “Indenture”). The redemption price will be equal to $8,248,000, plus accrued but unpaid distributions on the Debentures up to, but excluding, the Redemption Date. The Indenture was entered into by the Company in connection with the issuance of the Debentures and sets forth the terms of the Debentures, including, but not limited to, the terms related to the issuance and redemption thereof, the payment, or deferral, of interest thereon, the calculation of the interest rate applicable thereto, and the events constituting a default thereunder.
     Upon the redemption of the Debentures, and pursuant to the terms of the Amended and Restated Trust Agreement dated as of December 29, 2000 between Civitas, as Depositor, Wilmington Trust Company, as Property Trustee and Delaware Trustee, the Administrative Trustees, as named therein and the several holders, as defined therein (the “Amended and Restated Trust Agreement”), all of the outstanding floating rate trust preferred securities and trust common securities issued by the Trust will also be redeemed on the Redemption Date. The redemption price for the trust preferred securities and trust common securities will be $1,000 per security plus accrued but unpaid distributions thereon up to, but excluding, the Redemption Date.
     The Debentures were originally issued by Civitas on December 29, 2000 and, in accordance with their terms, become subject to optional redemption by Civitas on or after December 29, 2005. Pursuant to the terms of the Amended and Restated Trust Agreement, the Trust is required to redeem a like amount of the trust preferred securities and trust common securities upon a redemption of the Debentures.
     Civitas anticipates that in connection with the redemption of the Debentures, and upon receipt of any required regulatory approval, it will issue a new series of debentures similar to the Debentures in an aggregate principal amount of approximately $13,000,000, the proceeds of which will be used to redeem the Debentures and to repay all of Civitas’ outstanding indebtedness under the terms of that certain $5,000,000 Loan Agreement by and between Civitas and First Tennessee Bank National Association dated December 13, 2004.
Item 7.01.     Regulation FD Disclosure.
     On November 15, 2005, Civitas issued the press release furnished herewith as Exhibit 99.1 announcing the intent of Cumberland Capital Trust I to redeem the trust preferred securities related to the Debentures.
Item 9.01     Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press release of Civitas BankGroup, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS BANKGROUP, INC.
By:	/s/ Lisa Musgrove
	Name:	Lisa Musgrove
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

Date: November 15, 2005

Exhibit
No.	Description

99.1	Press release of Civitas BankGroup, Inc.